FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this "First Amendment") is entered into as of June 8, 2026 (the "First Amendment Effective Date") by and between Shane Biffar, an individual and resident of the State of New York, (the "Employee") and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the "Company"), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a "Party" and together as the "Parties".

RECITALS

WHEREAS, on June 7, 2023: (i) the Company and the Employee entered into an Employment Agreement (the "Employment Agreement") whereby Employee was hired (effective June 20, 2023) to serve the Company in the capacity as Deputy General Counsel, with a base salary of $230,000, a target bonus of 20% of base salary, and a grant of 75,000 RSUs (*i.e.*, 15,000 RSUs vesting on the one year anniversary of the Effective Date, 25,000 RSUs vesting on two year anniversary, and 35,000 RSUs vesting on the three year anniversary). Nothing herein shall impact the aforementioned equity grant and/or vesting thereof.

WHEREAS, on or about September 13, 2023, the Company named Employee Chief Compliance Officer (*i.e.*, in addition to Deputy General Counsel).

WHEREAS, on or about November 25, 2024, the Company granted the Employee and additional 75,000 RSUs (*i.e.*, 25,000 RSUs vesting on the one year anniversary of the Effective Date, 25,000 RSUs vesting on two year anniversary, and 25,000 RSUs vesting on the three year anniversary). Nothing herein shall impact the aforementioned equity grant and/or vesting thereof.

WHEREAS, Employee's current Base Salary is $315,000 and current annual Bonus Target is 35% of Base Salary.

WHEREAS, the Parties desire to further amend the Employment Agreement and Amendments thereto to better correlate with the Company's revised Executive Compensation, revised Corporate Bonus, and new, annual Long Term Incentive Plan (LTIP) grant structure, as described in more detail below.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this First Amendment, all other provisions of the Employment Agreement remain in effect today and moving further, unless and until amended in the future.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendments. The Employment Agreement shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

   a. Base Salary:

   Effective June 1, 2026, Employee's Base Salary will increase to $350,000.

b. Bonus Target:

Employee's annual Bonus Target remains at 35% of Base Salary. In 2027, unless otherwise determined by the Company's Compensation Committee of the Board of Directors, a Bonus will only be paid if material weaknesses are eliminated from LifeMD's 2026 audited financial statements. Any Bonus amount to be paid will be determined pursuant to the Company's Annual Cash Performance Bonus Plan, as approved by the Company's Compensation Committee of the Board of Directors. For C-level executives (*i.e.*, including Employee), the Bonus award determination will be 100% tied to corporate performance metrics, which in turn are weighted to revenue and EBITDA performance components relative to the Board-approved annual budget. The Bonus payout curve will range from 0% to 200% of the Bonus Target, depending upon the Company's performance. Additional details concerning any Bonus amount to be paid will be communicated at the time of such Bonus award determination.

c. New Target Long Term Incentive Plan (LTIP)

The following is conditional upon the approval by the stockholders of the Company of the Plan at the annual meeting to be held on June 12, 2026. Employee's Total Compensation is defined as Base Salary + Bonus Target + Value of Target LTI Award.

- **Employee's Target LTI Award** = 35% of Employee's Total Compensation
- **Employee's Value of Target LTI Award in 2026** = $254,423.00
- **Employee's Target LTI Award in 2026** = 39,898 RSUs

  [*using the 12-month average closing price of $6.3768 for LFMD as of 05/02/26*]

The actual LTI Award will be split into: (i) 50% Time-Based RSUs (19,949 TRSUs) and (ii) 50% Performance-Based RSUs (19,949 Target PRSUs), to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

d. One-Time Award of RSUs

In recognition of the Employee's increasing seniority and responsibility, and in view of the Employee's historical receipt of Company equity, the Company hereby grants the Employee and an additional 50,000 RSUs to be awarded pursuant to the Company's new Long Term Incentive Plan (LTIP)—*i.e.*, 25,000 TRSUs and 25,000 Target PRSUs, to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

2. Governing Law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this First Amendment shall be instituted in the

federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

2. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[signature on next page]

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this First Amendment to the Employment Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this First Amendment to the Employment Agreement.

EXECUTED as of the First Amendment Effective Date, as set forth above.

LIFEMD, INC.

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By: Justin Schreiber, Chairman & Chief Executive Officer

EMPLOYEE

Signed by:
Shane Biffar
7D8C2BD7B1AA4D9
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Shane Biffar, Chief Compliance Officer & Deputy General Counsel